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                                                                    EXHIBIT 99.2

                               F.N.B. CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 18, 2001

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert T. Reichert, William J. Rundorff and John
D. Waters, each with full power to act without the others, as Proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse, all the shares of Common Stock and/or Series A Cumulative Convertible Preferred Stock of F.N.B. Corporation held of record by the undersigned on September 4, 2001 at the Special Meeting of Shareholders to be held on October 18, 2001 or any adjournment or postponement of it.


       (Continued, and to be marked, dated and signed, on the other side.)

                            - FOLD AND DETACH HERE -

PROPOSALS:

1. To approve the Agreement and Plan of Merger, dated as of June 13, 2001, between F.N.B. Corporation and Promistar Financial Corporation and approve the merger and other transactions contemplated in the Agreement and Plan of Merger.

                   For                     Against                  Abstain
                   [ ]                       [ ]                      [ ]

2. To approve an amendment to the F.N.B. Corporation Articles of Incorporation increasing the authorized shares of common stock of F.N.B. Corporation from 100,000,000 to 500,000,000.

                   For                     Against                  Abstain
                   [ ]                       [ ]                      [ ]

I (We) will attend the meeting.

                                Yes                         No
                                [ ]                         [ ]

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
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THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED
SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


Daytime Phone:____________________________

Signatures(s):_____________________ Signatures(s):_________________________

Date: _________________


Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, etc., or as officer of a corporation, please give your full title(s) as such.

For joint accounts, each joint owner must sign.


                            - FOLD AND DETACH HERE -